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                                                                       EXHIBIT 1

                            ARTICLES OF INCORPORATION

                                       OF

                          WICKED WINGS OF BUFFALO, INC.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation shall be:  WICKED WINGS OF BUFFALO, INC.

                         ARTICLE II. NATURE OF BUSINESS

         This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 200 shares of common stock having a par value of $1 per share.

                               ARTICLE IV. ADDRESS

         The street address of the initial registered office of the corporation shall be 216 South Duval Street, Suite 208, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc. - Betty Young.

                          ARTICLE V. TERM OF EXISTENCE

         This corporation is to exist perpetually.

                          ARTICLE VI. SPECIAL PROVISION

         The stock of this corporation is intended to qualify under the requirements of Section 1244 of the Internal Revenue Code and the regulations issued thereunder. Such actions as are necessary will be taken by the appropriate officers to accomplish this compliance.

                             ARTICLE VII. DIRECTORS

         This corporation shall have one directors, initially. The name and street addresses of the initial members of the Board of Directors are:

               Leslie P. Roth    2139 C Hidden Lake Drive, Tampa, Florida 33612


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                             ARTICLE VIII. OFFICERS

         The names and addresses of the initial officers of the corporation who shall hold office for the first year of the corporation, or until their successors are elected or appointed are:

                Leslie P. Roth   2139 C Hidden Lake Drive, Tampa, Florida 33612
                Pres./Sec.

                             ARTICLE IX. SUBSCRIBER

         The name and street address of the subscriber to these Articles of Incorporation is:

                  Betty Young    216 South Duval Street, Suite 208, Tallahassee,
                                 Florida 32301

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal on this 15th day of January, 1981.



                                          /s/  Betty Young   (SEAL)